UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004

PRIMA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9408	84-1097578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 400 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 297-2100

No Change

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

     On June 24, 2004, a complaint was filed in the Court of Chancery of the State of Delaware against Prima Energy Corporation (“Prima”), Petro-Canada (US) Holdings Ltd. (“Parent”), Raven Acquisition Corp. (“Purchaser”) and the members of Prima’s board of directors. The complaint, which purports to be filed by a stockholder of Prima, includes a request for a declaration that the action be maintained as a class action. The complaint alleges, among other things, that the consideration to be paid under the Merger Agreement is inadequate, that Prima’s board of directors breached their fiduciary duties by entering into the Merger Agreement and that Parent and Purchaser aided and abetted those breaches. On June 28, 2004, the plaintiff filed a motion seeking the scheduling of a preliminary injunction and expedited proceedings in this matter, each of which was denied by the Court of Chancery on June 30, 2004. Prima believes that the complaint asserted against it is without merit and intends to vigorously contest the lawsuit. A copy of the complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) EXHIBITS

99.1	Class Action Complaint under the caption “NECA—IBEW Pension Fund (The Decatur Plan), on Behalf of Itself and All Others Similarly Situated vs. PRIMA ENERGY CORPORATION, RICHARD H. LEWIS, NEIL L. STENBUCK, JAMES R. CUMMINGS, DOUGLAS J. GUION, CATHERINE J. PAGLIA, GEORGE L. SEWARD, PETRO-CANADA (US) HOLDINGS LTD.; AND RAVEN ACQUISITION CORP.” filed in the Court of Chancery in the State of Delaware on June 24, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMA ENERGY CORPORATION (Registrant)
Date July 2, 2004
/s/ Richard H. Lewis Richard H. Lewis President & Chief Executive Officer

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EXHIBITS

99.1   Class Action Complaint under the caption “NECA—IBEW Pension Fund (The Decatur Plan), on Behalf of Itself and All Others Similarly Situated vs. PRIMA ENERGY CORPORATION, RICHARD H. LEWIS, NEIL L. STENBUCK, JAMES R. CUMMINGS, DOUGLAS J. GUION, CATHERINE J. PAGLIA, GEORGE L. SEWARD, PETRO-CANADA (US) HOLDINGS LTD.; AND RAVEN ACQUISITION CORP.” filed in the Court of Chancery in the State of Delaware on June 24, 2004.

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